UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2015

Kingfish Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-52375	20-4838580
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2641 49th Street, Sarasota, Florida	34234
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (941) 870-2986

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 31, 2015, Mr. Toomey elected to convert, at a conversion rate of $1.00 per share, the outstanding principal and accrued interest on each of the following issued and outstanding convertible promissory notes:

Note No.	Effective Date of Loan	Principal Amount	Accrued Interest	Number of shares of Common Stock Issued
13	09/08/15	$20,000	$117	20,117
12	03/16/15	$40,000	$586	40,586
11	03/05/15	$20,000	$293	20,293
10	12/19/14	$60,000	$1,144	61,144
9	09/17/14	$20,000	$470	20,470
8	05/22/14	$20,000	$587	20,587
7	04/24/14	$20,000	$616	20,616
6	01/13/14	$10,000	$353	10,353
5	11/13/13	$10,000	$383	10,383
4	10/21/13	$10,000	$397	20,397

An aggregate of 244,946 shares of common stock of the Company issued were issued to Mr. Toomey, effective on December 31, 2015, as a result of these conversions. These shares were issued in reliance on Section 4(a)(2) of the Securities Act.

As a result of these conversions, all of the outstanding convertible promissory notes issued to Mr. Toomey in exchange for loans made by him to the Company have been satisfied and no amounts remain due and owing thereon other than the $20,000 convertible promissory note issued to Mr. Toomey ("December 2015 Promissory Note") pursuant to a Convertible Promissory Note Purchase Agreement, effective as of December 15, 2015 (the "December 2015 Note Agreement"), by and between the Company and Mr. Toomey. A copy of the December 2015 Convertible Note and the December 2015 Note Agreement were filed as exhibits to the Company's Form 10-K for the fiscal year ended September 30, 2015.

[Rest of Page Intentionally Blank. Signature on following Page.]

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGFISH HOLDING CORPORATION

Dated: January 20, 2016	By:	/s/ Ted Sparling
Ted Sparling
Chief Executive Officer (Principal Executive Officer)